Exhibit 99.1

OSI Systems Reaches Agreement with DHS

HAWTHORNE, CA. — October 22, 2014 — OSI Systems, Inc. (NASDAQ: OSIS), today announced that its Security division, Rapiscan Systems, and the Department of Homeland Security (DHS) have entered into an Addendum to the Administrative Agreement signed in June 2013.  Among other compliance measures, the Addendum extends the duration of the Administrative Agreement.

OSI Systems Chief Executive Officer, Deepak Chopra, commented, “We are pleased to have reached this agreement with DHS.  U.S. federal government agencies are counted among our closest and longest standing customer relationships and we look forward to continuing to provide these customers with state of the art technologies and services in years to come.”

About OSI Systems, Inc.

OSI Systems, Inc. is a provider of specialized electronic systems and components for critical applications in the homeland security, healthcare, defense and aerospace industries. We combine more than 30 years of electronics engineering and manufacturing experience with offices and production facilities in more than a dozen countries to implement a strategy of expansion into selective end product markets. For more information on OSI Systems Inc. or any of its subsidiary companies, visit www.osi-systems.com. News Filter: OSIS-G

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to the Company’s current expectations, beliefs, projections and similar expressions concerning matters that are not historical facts and are not guarantees of future performance.  Forward-looking statements involve uncertainties, risks, assumptions and contingencies, many of which are outside the Company’s control that may cause actual results to differ materially from those described in or implied by any forward-looking statements.  All forward-looking statements are based on currently available information and speak only as of the date on which they are made.  The Company assumes no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent it is required to do so in connection with its ongoing requirements under Federal securities laws.  For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended June 30, 2014 and other risks described in documents filed by the Company from time to time with the Securities and Exchange Commission.

SOURCE: OSI Systems, Inc.

OSI Systems, Inc.
Ajay Vashishat
Vice President, Business Development
310-349-2237
avashishat@osi-systems.com